Exhibit 99.1

Community Capital Corporation Reports 49 Percent Third Quarter
Earnings Increase

    GREENWOOD, S.C.--(BUSINESS WIRE)--Oct. 16, 2003--Community Capital Corporation (AMEX: CYL) reports operating results for the nine months ending September 30, 2003.
    Net income for the three months ended September 30, 2003 was $1,525,000, up 49 percent from $1,026,000 reported in the same period last year. Earnings per share for the quarter were $0.42, a 50 percent increase over $0.28 reported in 2002. Adjusted for one time items, net income was $1,268,000, or $0.35 per diluted share. Nonrecurring items during the third quarter included a loss of $786,200 for the early extinguishment of Federal Home Loan Bank debt, a gain of $1,311,000 from the sale of nonmarketable equity securities, and a loss of $224,000 from the early termination of a computer mainframe lease due to a software conversion.
    Year to date income for the nine months ended September 30, 2003 was $3,976,000 versus $3,329,000 an increase of 19 percent. Year to date diluted earnings per share were $1.08, up 19 percent compared to $0.91 in 2002. Excluding one time items listed above, year to date net income was $3,719,000, or $1.01 per share.
    Return on average assets was 1.52 percent for the third quarter of 2003 compared to 1.11 percent for the same period in 2002. Return on average equity was 13.50 percent compared to 9.55 percent in 2002. Total assets increased four percent from $378,777,000 at September 30, 2002 to $394,756,000 at September 30, 2003. Total loans were $308,885,000 compared to $285,722,000, up seven percent. Total deposits increased ten percent from $274,063,000 to $301,700,000. Shareholders' equity at September 30, 2003 was $44,617,000, up one percent over the same period in 2002.
    William G. Stevens, President and Chief Executive Officer, commented on the company's latest performance, stating, "Core earnings continue to show a steady increase quarter to quarter as well as for the nine month period of 2003 when compared to the same periods in 2002. During the third quarter we made some strategic moves that will reduce our cost of borrowed funds going forward that also had a positive effect on our overall earnings for the latest quarter. We believe that this repositioning in our funding model is a prudent approach during this extended low interest rate environment."
    Community Capital Corporation (AMEX: CYL) is the corporate parent of CapitalBank, which was formed January 2001 during a restructuring that consolidated the company's operations to a single subsidiary. CapitalBank operates 14 branches throughout South Carolina. The bank offers a full range of banking services, including a wealth management group featuring a wide array of financial services, with personalized attention, local decision making and strong emphasis on the needs of individuals and small to medium-sized businesses.

                          www.comcapcorp.com

    Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Quarterly Report on Form 10-Q for the year ended June 30, 2003.


   INCOME STATEMENT DATA
   (In thousands, except per share)

                                Three Months Ended   Nine Months Ended
                                   September 30         September 30
                               (Unaudited)          (Unaudited)
                                  2003      2002       2003      2002
----------------------------------------------------------------------
Interest Income                  5,264     5,269     15,965    16,728
----------------------------------------------------------------------
Interest Expense                 1,588     1,985      5,027     5,884
----------------------------------------------------------------------
Net Interest Income              3,676     3,644     10,938    10,844
----------------------------------------------------------------------
Provision for Loan
 Losses                            100       340        243       663
----------------------------------------------------------------------
Net Int. Income After
 Provision                       3,576     3,304     10,695    10,181
----------------------------------------------------------------------
Non-Interest Income              1,599     1,102      4,064     3,098
----------------------------------------------------------------------
Non-Interest Expense             4,386     3,000     10,709     8,806
----------------------------------------------------------------------
Gain on Sale of
 Securities                      1,324         -      1,374       106
----------------------------------------------------------------------
Gain on Sale of Fixed
 Assets                             29         -         29         -
----------------------------------------------------------------------
Income Before Taxes              2,142     1,406      5,453     4,579
----------------------------------------------------------------------
Income Tax Expense                 615       380      1,475     1,250
----------------------------------------------------------------------
Net Income                       1,527     1,026      3,976     3,329
----------------------------------------------------------------------
Primary Earnings Per
 Share                           $0.44     $0.29      $1.08     $0.97
----------------------------------------------------------------------
Diluted Earnings Per
 Share                           $0.42     $0.28      $1.14     $0.91
----------------------------------------------------------------------

----------------------------------------------------------------------
Average Shares Outstanding
 (Fully Diluted)             3,657,957 3,726,368  3,691,963 3,640,675
----------------------------------------------------------------------
Return on Average Assets          1.52%     1.11%      1.35%     1.26%
----------------------------------------------------------------------
Return on Average Equity         13.50%     9.55%     11.99%    10.91%
----------------------------------------------------------------------
Net Interest Margin               4.16%     4.40%      4.22%     4.56%
----------------------------------------------------------------------
Efficiency Ratio                 63.96%    61.58%     63.64%    61.52%
----------------------------------------------------------------------

   BALANCE SHEET DATA
   (In thousands, except per share data)
                                                    September 30
                                                   2003       2002
                                                (Unaudited)
--------------------------------------------------------------------
Total Assets                                    394,756     378,777
--------------------------------------------------------------------
Investment Securities                            46,756      56,157
--------------------------------------------------------------------
Loans                                           308,885     285,722
--------------------------------------------------------------------
Allowance for Loan Losses                         4,372       4,282
--------------------------------------------------------------------
Total Deposits                                  301,700     274,063
--------------------------------------------------------------------
Other Borrowings                                 45,943      58,118
--------------------------------------------------------------------
Shareholders' Equity                             44,617      44,137
--------------------------------------------------------------------
Book Value Per Share                             $12.97      $12.53
--------------------------------------------------------------------
Equity to Assets                                  11.30%      11.65%
--------------------------------------------------------------------
Loan to Deposit Ratio                            102.38      104.25%
--------------------------------------------------------------------
Allowance for Loan
 Losses/Loans                                      1.42%       1.50%
--------------------------------------------------------------------

   Average Balances:

                                 Three Months Ended  Nine Months Ended
                                     September 30        September 30
                                    2003      2002       2003    2002
                                 (Unaudited)          (Unaudited)
----------------------------------------------------------------------
Average Total Assets             399,063   366,159    392,409 354,310
----------------------------------------------------------------------
Average Loans                    309,657   281,122    303,925 269,056
----------------------------------------------------------------------
Average Earning Assets           361,825   339,612    357,303 328,882
----------------------------------------------------------------------
Average Deposits                 305,414   268,596    291,303 260,378
----------------------------------------------------------------------
Average Other Borrowings          45,556    51,582     53,236  49,259
----------------------------------------------------------------------
Average Shareholders'
 Equity                           45,890    43,647     45,485  41,361
----------------------------------------------------------------------
Asset Quality:
----------------------------------------------------------------------
Non-performing loans               1,681     2,308      1,681   2,308
----------------------------------------------------------------------
Net charge-offs                       53       405        153     484
----------------------------------------------------------------------
Net charge-offs to
 average loans                      0.02%     0.14%      0.05%   0.18%
----------------------------------------------------------------------

    CONTACT: Community Capital Corporation
             R. Wesley Brewer, EVP/CFO
             864/941-8290 or email: wbrewer@capitalbanksc.com or
             Lee Lee M. Lee, Vice President/ Investor Relations
             864/941-8242 or email: llee@capitalbanksc.com